EXHIBIT 10.6

HCA CONTRACT NO. FA971
AMENDMENT NO. 5
THIS CONTRACT, entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency" and WELLCARE OF FLORIDA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA hereinafter referred to as the "Vendor," or “Health Plan,” is hereby amended as follows:

1.
Attachment I, Scope of Services, Capitated Health Plans, Section D., Service(s) to be Provided, Item 3., Other Service Requirements, sub-item f. is hereby deleted in its entirety and replaced with the following:

f.
The Health Plan has agreed to and is authorized by the Agency to provide services through telemedicine and as specified in Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-items 22., Telemedicine, and 23., Practitioner Services; Section VI, Behavioral Health Care, Item A., General Provisions; and Exhibit 5, Covered Services, only if denoted by an “X” in Table 9 below.

TABLE 9 Effective Date: 09/01/13 – 08/31/15
Telemedicine	Dental Authorized	Behavioral Health Authorized	Practitioner Services Authorized
The Health Plan shall provide telemedicine as specified in Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 22., Telemedicine, and sub-item 23., Practitioner Services, Section VI, Behavioral Health Care, Item A., General Provisions; and Exhibit 5, Covered Services.

2.
Attachment II, Core Contract Provisions, Table of Contents, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 6. Requirements, the header is hereby amended to now read as follows:

6.	Enrollee Handbook Requirements

3.	Attachment II, Core Contract Provisions, Section I, Definitions and Acronyms, Item A., Definitions is hereby amended to include the following definitions:
Health Care-Acquired Condition (HCAC) — A condition, occurring in any inpatient hospital or inpatient psychiatric hospital setting, including CSUs, identified as a hospital-acquired condition (HAC) by the Secretary of Health and Human Services under section 1886(d)(4)(D)(iv) of the Social Security Act for purposes of the Medicare program as specified in the Florida Medicaid State Plan. By federal law, Deep Vein Thrombosis (DVT)/Pulmonary Embolism (PE), as related to total knee replacement or hip replacement surgery

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in pediatric and obstetric patients, are not reportable PPCs/HCACs. HCACs also include never events.
Never Event (NE) — As defined by the National Quality Forum (NQF), an error in medical care that is of concern to both the public and health care professionals and providers, clearly identifiable and measurable (and thus feasible to include in a reporting system), and of a nature such that the risk of occurrence is significantly influenced by the policies and procedures of the health care organization. Currently, in Florida Medicaid, never event health care settings are limited to inpatient hospitals and inpatient psychiatric hospitals, including CSUs.
Other Provider-Preventable Condition (OPPC) — A condition occurring in any health care setting that:

•	Is identified in the Florida Medicaid State Plan,

•	Is reasonably preventable through the application of procedures supported by evidence-based guidelines,

•	Has a negative consequence for the beneficiary,

•	Is auditable, and

•	Includes, at a minimum, the following:

◦	Wrong surgical or other invasive procedure performed on a patient,

◦	Surgical or other invasive procedure performed on the wrong body part, and

◦	Surgical or other invasive procedure performed on the wrong patient.
Practitioner — In relation to practitioner services, practitioner refers to physicians, advanced registered nurse practitioners, physician assistants, registered nurse first assistants, and anesthesiology assistants, where appropriate, according to the individual’s scope of practice.
Primary Dental Provider (PDP) — A Health Plan staff or subcontracted dentist practicing as a general dentist or pediatric dentist who furnishes primary dental care and patient management services to an enrollee.
Provider-Preventable Condition (PPC) — A condition that meets the definition of a health care-acquired condition or other provider-preventable condition as defined in 42 CFR 447.26(b). PPCs include health care-acquired conditions (HCACs) and other provider-preventable conditions (OPPCs) in inpatient hospital and inpatient psychiatric hospital settings, including crisis stabilization units (CSUs).

4.	Attachment II, Core Contract Provisions, Section I, Definitions and Acronyms, Item B., Acronyms is hereby amended to add the following acronyms:
MPO — Medicaid Program Oversight
SAM — System for Award Management

5.
Attachment II, Core Contract Provisions, Section II, General Overview, Item D., General Responsibilities of the Health Plan, sub-items 1. through 5. are hereby deleted in their entirety and replaced as follows:

1.
The Health Plan shall comply with all provisions of this Contract, including all attachments, applicable exhibits, Health Plan Report Guide (Report Guide) requirements and any amendments and shall act in good faith in the performance of the Contract provisions.

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2.	The Health Plan shall develop and maintain written policies and procedures to implement and to comply with the provisions of this Contract.

3.
The Health Plan shall submit policies and procedures related to this Contract to the Bureau of Managed Health Care (BMHC), upon request. If BMHC has requested policies and procedures, the Health Plan shall notify BMHC of any subsequent changes in such materials.

4. The Health Plan shall submit model provider agreements and amendments, all subcontracts (including behavioral health) related to this Contract to BMHC for review and acknowledgement to ensure all delegated activities are in compliance with the Contract before implementation. The Health Plan shall submit any assignment of responsibility of this Contract to another party or subcontract, for work contemplated under the terms of the Contract, to the Agency for written approval prior to implementation. Likewise, any material changes in such materials must be submitted to BMHC for compliance review and acknowledgement before they take effect.

5.
The Health Plan shall submit all other materials to include, but not be limited to, enrollee, provider and outreach/marketing materials related to this Contract, to BMHC for review and approval prior to implementation. Likewise, any material changes in such materials must be prior approved by BMHC before they take effect. The Health Plan shall submit the following materials requiring Agency review as follows unless specified elsewhere in the Contract:

a.	Third party administrator subcontracts for FFS PSNs to BMHC at least ninety (90) calendar days before the effective date of the subcontract or change;

b.	Managed Behavioral Health Organization subcontracts to BMHC at least forty-five (45) calendar days before the effective date of the subcontract or change; and

c.	Other written materials to BMHC at least forty-five (45) calendar days before the effective date of the material or change.

6.
Attachment II, Core Contract Provisions, Section III, Eligibility and Enrollment, Item A., Eligibility, sub-items 1.a.(5) and (6) are hereby amended and sub-item (7) is hereby included, respectively as follows:

(5) Title XXI MediKids, in accordance with s. 409.8132, F.S.;
(6) Medicaid Eligible Designated by SOBRA/Aged and Disabled population (Meds AD) unless they otherwise meet a requirement of a voluntary or excluded population; and
(7) Children between 100 - 138% of federal poverty level (FPL) who transfer from the state’s Children’s Health Insurance Program (CHIP) to Medicaid.

7.	Attachment II, Core Contract Provisions, Section III, Eligibility and Enrollment, Item A., Eligibility, sub-item 2.i. is hereby amended to now read as follows:

i.
Individuals enrolled in the Channeling Waiver, Aged and Disabled Adult Waiver, Adult Cystic Fibrosis Waiver, Adult Day Health Care Waiver, Traumatic Brain and Spinal Cord Injury Waiver, Familial Dysautonomia Waiver, Family and Supported Living Waiver or Model Waiver.

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8.	Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 1.f. is hereby included as follows:

f.	The Health Plan shall provide written notice of changes affecting enrollees to those enrollees at least thirty (30) calendar days before the effective date of change.

9.
Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 2.d., the first sentence is hereby amended to now read as follows:

d.	All enrollee communications including written materials, spoken scripts and web sites shall be at or near the fourth (4th) grade comprehension level.

10.	Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 6.a.(6) is hereby amended to now read as follows:

(6)
Procedures for obtaining required services, including second opinions at no expense to the enrollee (in accordance with 42 CFR 438.206(3) and s. 641.51, F.S.), and authorization requirements, including those services available without prior authorization;

11.
Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 6.a.(12) is hereby amended to change the DCF Medicaid Fair Hearing office title and address to now read as follows:

Office of Appeal Hearings
1317 Winewood Boulevard, Building 5, Room 255
Tallahassee, FL 32399-0700

12.
Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-items 7.a. through 7.c. are hereby amended to now read as follows:

a.
The Health Plan shall ensure its initial provider directory matches the provider network submission approved by the Agency for Contract execution and/or expansion. After the Agency’s initial provider directory approval, the Health Plan shall ensure its provider network matches the provider network file that the Health Plan submitted to the Agency or its designees in accordance with Section XII, Reporting Requirements, and the Health Plan Report Guide.

(1) The Health Plan shall mail the most recently printed provider directory, and append to it a list of the providers who have left the network and those who have been added since the directory was last printed, to all new enrollees, including those who reenrolled after the open enrollment period. In lieu of the appendix to the provider directory, the Health Plan may enclose a letter stating that the most current listing of providers is available by calling the Health Plan at its toll-free telephone number and at the Health Plan's website. The letter shall include the telephone number and the internet address that will take the enrollee directly to the online provider directory.
(2) The Health Plan shall ensure that its provider directory provided to its enrollees, with any appendices, and its online provider directory specified in 7.c., of this

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subsection, matches the Health Plan’s most recent provider network file submission to the Agency or its designees.
(3) Outpatient-based specialty providers in ambulatory surgical centers and hospital-based providers are not required to be included in the online or printed provider directory. However, these providers must be included in the provider network file submitted to the Agency.

b.
The provider directory shall include the names, locations, office hours, age groups, telephone numbers of, and non-English languages spoken by current Health Plan providers. The provider directory shall include, at a minimum, information relating to PCPs, specialists, pharmacies, hospitals, certified nurse midwives and licensed midwives, and ancillary providers. The provider directory also shall identify providers that are not accepting new patients. The provider directory shall also include information on how to determine a provider’s hospital affiliations. Such information must be available online and through customer service. The listing of behavioral health providers shall be grouped by categories (individual practitioners, groups, community mental health centers, and inpatient psychiatric).

c.
The Health Plan shall maintain an online provider directory containing all the information described in subsections 7.a. and b., above. The Health Plan shall update the online provider directory to exclude providers who have left the network and include those who have been added since the previous update of the directory, at least monthly, or more often as required to comply with matching the most recent provider network file submitted to the Agency (see sub-item 7.a.(2), of this item). The Health Plan shall file an attestation to this effect with BMHC each month, even if no changes have occurred.

13.
Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 13.b., the first sentence is hereby amended to now read as follows:

b. The Health Plan does not have to notify its entire membership of such changes; however, in accordance with Attachment II, Section IVI, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 1.f., the Health Plan shall notify any enrollee who currently is taking a drug that is being deleted from its PDL, unless the enrollee will continue to be allowed to receive the deleted drug.

14.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item C., Expanded Services, sub-item 1.f. is hereby amended and sub-items g. and h. are hereby included, respectively as follows:

f.	Adult Hearing Services – hearing evaluations, hearing aid devices and hearing aid repairs;

g.	Practitioner Services – one (1) general office visit per day; and

h.	Home Health Services – not limited to three (3) home health visits per day.

15.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 2.e. is hereby amended to now read as follows:

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e. The Health Plan shall cover fluoride treatment by a physician or a dentist for children/adolescents even if the Health Plan does not provide dental coverage. Fluoride varnish application in a physician’s office is limited to children up to four years of age.

16.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 10.a. is hereby amended to now include the following:

(12)
Pursuant to section 2702 of the Patient Protection and Affordable Care Act (ACA), the Florida Medicaid State Plan and 42 CFR section 434.6(12) and 447.26, and effective July 1, 2013, the Health Plan shall comply with the following requirements:

(a)	Require providers to identify Provider-Preventable Conditions (PPCs) in their claims;

(b)
Deny reimbursement for PPCs occurring after admission in any inpatient hospital or inpatient psychiatric hospital setting, including CSUs, as listed under Forms at http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml;

(c)	Ensure that non-payment for PPCs does not prevent enrollee access to services;

(d)	Ensure that documentation of PPC identification is kept and accessible for reporting to the Agency;

(e)
Capitated Health Plans and FFS Health Plans that are capitated or subcapitate for affected inpatient services must ensure their encounter data submissions include PPC information in order to meet the PPC identification requirements;

(f)	Beginning October 1, 2013, FFS Health Plans (PSNs and FFS specialty plans) shall ensure their providers submit claims with the following information as needed to process through FFS Medicaid:

i.	Present on Admission (POA) indicator = “N ” or “Y” and applicable codes not POA;

ii.	The date of the occurrence;

iii.	The nature and a description of the specific event;

iv.	The applicable ICD code; and

v.
For claims with admit dates prior to July 1, 2013, report value code “81” in Form Locator number 39, 40 or 41, as appropriate, on the UB-04, along with any non-covered days related to the PPC, and the amount field must be greater than “0”;

(g)	Effective January 1, 2014, the Health Plans must amend all hospital subcontracts to include PPC reporting requirements; and

(h)	Relative to all above requirements, the Health Plan may not:

i.	Limit inpatient days for services that are unrelated to the PPC diagnosis present on admission (POA);

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ii.	Reduce authorization to a provider when the PPC existed prior to admission;

iii.	Deny reimbursement to inpatient hospitals and inpatient psychiatric hospitals, including CSUs, for services occurring prior to the PPC event;

iv.	Deny reimbursement to surgeons, ancillary and other providers that bill separately through the CMS 1500;

v.	Deny reimbursement for health care settings other than inpatient hospital and inpatient psychiatric hospital, including CSUs; and

vi.	Deny reimbursement for clinic services provided in clinics owned by hospitals.

17.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 14.h. is hereby deleted in its entirety and replaced as follows:

h.	(Capitated Health Plans only) Pay no more than the Medicaid program vaccine administration fee as follows:

(1)	For dates of service prior to January 1, 2013, ten dollars ($10.00) per administration, unless another rate is negotiated with the participating provider;

(2)
For dates of service on or after January 1, 2013, through December 31, 2014, in accordance with the Patient Protection and Affordable Care Act (ACA), no more than the Medicaid program vaccine product code and administration fee, per administration, as specified in the Florida Medicaid Physician Primary Care Rate Increase Fee Schedule at: http://portal.flmmis.com/FLPublic/Portals/0/StaticContent/Public/FEE%20SCHEDULES/2013_07_01_Phys_Primary_Care_Rates.pdf, and Section V, Covered Services, Item H., 23.a., Primary Care Services, of this Attachment, unless another rate is negotiated with the participating provider.

18.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.a., lead paragraph, the fifth sentence is hereby amended to now read as follows:
Pursuant to s. 409.912(37), F.S., policy requirements include, but are not limited to, the following:

19.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.a.(4), lead paragraph is hereby amended to now read as follows:

(4)
If the Health Plan is capitated or uses its own pharmacy benefits administrator (PBA) as specified in Attachment I of this Contract, it shall submit a PDL that has been revised and approved by the Health Plan’s Pharmacy and Therapeutics (P&T) Committee to BMHC and the Bureau of Pharmacy Services by October 1 of each Contract year, and provide forty-five (45) calendar days’ written notice of any changes to both bureaus.

20.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.b. is hereby amended to now read as follows:

b.
If the Health Plan is capitated or uses its own PBA as specified in Attachment I of this Contract, it may delegate any or all functions to one (1) or more PBAs. Before entering into a subcontract, the Health Plan shall work with the Agency’s fiscal agent by emailing

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FLMCOSUPPORT@magellanhealth.com. The Health Plan shall also obtain written Agency approval through the HSD Contract manager for such delegation.

21.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.f., the lead sentence is hereby amended to now read as follows:

f.
If the Health Plan is capitated or uses its own PBA as specified in Attachment I of this Contract, it shall ensure that its enrollees are receiving the functional equivalent of those goods and services received by fee-for-service Medicaid recipients in accordance with the HSA.

22.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.g., the lead sentence is hereby amended to now read as follows:

g.	The Health Plan shall cover a brand-name drug if the prescriber:

23.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16.n. is hereby amended to include the following:

n.	Effective January 1, 2013, the Health Plan shall not cover barbiturates and benzodiazepines for dual eligibles.

24.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 18.b. is hereby amended to now read as follows:

b.	The Health Plan shall provide these required examinations or, if unable to do so within the required time frames, approve and process the out-of-network claim.

25.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 22.a. is hereby amended to now read as follows:

a.
The Health Plan may use telemedicine only as specified in this Contract and within any standards specified in the Agency’s Medicaid Services Coverage and Limitations Handbooks for the following services:

(1)	Behavioral Health Services (See Attachment I and Attachment II, Section VI);

(2)	Dental Services (See Attachment I and Attachment II, Exhibit 5); and.

(3)	Practitioner Services (See Attachment I and Attachment II, Section V, H.23.c.).

26.
Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 23., Primary Care Services is hereby deleted in its entirety and replaced with sub-item 23., Practitioner Services, as follows:

23.	Practitioner Services
The Health Plan shall provide medically necessary practitioner services in accordance with the Practitioner Services Coverage and Limitations Handbook, and including the limitations and requirements specified below.

a.	Primary Care Services

(1)	The Health Plan shall process claims for and, if capitated or are approved by the Agency to subcapitate for certain covered services, pay certain

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physicians who provide Florida Medicaid-covered eligible primary care services in accordance with sections 1902(a)(13), 1902(jj), 1932(f), and 1905(dd) of the Social Security Act, as amended by the Affordable Care Act and 42 CFR sections 438, 441 and 447, for dates of service on or after January 1, 2013, through December 31, 2014. This provision also applies to any payments made through subcapitation arrangements. For Health Plans with subcapitation arrangements, the Agency recommends that the Health Plan implement a physician payment increase methodology similar to the Agency’s payment methodology approved by federal CMS. For purposes of sub-item 23., the term capitated Health Plan includes FFS PSNs approved to subcapitate for services.

(2)
The capitated Health Plan shall ensure the physician payment specified in this section applies to such primary care services provided by physicians with a specialty designation of family medicine, general internal medicine, or pediatric medicine or related subspecialists. Physicians affected include the following:

(a)
A physician as defined in 42 CFR 440.50; or provider under the personal supervision of a physician who self-attests to a specialty designation of family medicine, general internal medicine or pediatric medicine; or a subspecialty recognized by the American Board of Medical Specialties (ABMS), the American Board of Physician Specialties (ABPS) or the American Osteopathic Association (AOA); and

(b)
A physician who self-attests that he/she is board certified with such a specialty or subspecialty and/or has furnished evaluation and management services and vaccine administration services under the codes listed below that equal at least sixty percent (60%) of the Medicaid codes he or she has billed during the most recently completed calendar year or, for newly eligible physicians, the prior month.

(3)	The Health Plan shall ensure that increased payments specified in this provision are not provided to physicians delivering primary care services at FQHCs, RHCs or CHDs.

(4)
The capitated Health Plan shall make increased physician payments according to this provision. The Health Plan shall ensure that the full benefit of the payment increase is paid to eligible providers, regardless of the payment amount received by the Health Plan from the Agency.

(5)
Enrolled Medicaid providers who provide services through FFS Health Plans (FFS PSNs) and the Specialty Plan for Children with Chronic Conditions shall use the Agency’s online attestation form and certification process for the Affordable Care Act Primary Care Increase, as specified at: http://portal.flmmis.com/FLpublic/default.aspx. This attestation will be required annually for the January 1, 2013 through December 31, 2014, time frame.

(6)	The capitated Health Plan shall document physician eligibility for any increased payments made under this subsection for each calendar year

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as part of their credentialing information or by the use of a physician self-attestation form as follows:

(a)
Enrolled Medicaid providers may use the Agency’s online attestation form and certification process for the Affordable Care Act Primary Care Increase, as specified at http://portal.flmmis.com/FLpublic/default. The Health Plan may not require additional documentation to be submitted to the Health Plan for Medicaid-enrolled physicians who have already self-attested using the Agency’s Web-portal process for each calendar year.

(b)
For the January 1, 2013, through December 31, 2013, calendar year, capitated Health Plans shall ensure written notification of the Health Plan’s attestation/eligibility process is given to eligible providers by June 15, 2013, in order to allow physicians time to complete the process. The capitated Health Plan may direct its providers to print out and submit the Agency’s online attestation form, use its own attestation form or use its credentialing information to document Medicaid-registered providers’ eligibility for the increased physician payments.

i.
If capitated Health Plans use the notification language supplied by the Agency verbatim (except for specified insertions), the Health Plan does not need Agency approval for this notice. If the Health Plan uses the supplied notice language verbatim, the Health Plan shall email the BMHC plan analyst of its intent to do so.

ii.	The capitated Health Plan shall complete its initial review of credentialing information from eligible physicians by August 15, 2013.

iii.
The capitated Health Plan shall ensure that physicians who complete the capitated Health Plan’s eligibility process or the Agency’s attestation process as specified above by August 15, 2013, will be eligible for the rate increase retroactively up to January 1, 2013. The capitated Health Plan shall ensure that physicians who complete the capitated Health Plan’s eligibility process or the Agency’s attestation process as specified above after August 15, 2013, are eligible for the fee increase on the first day of the month of documented eligibility.

(c)
The capitated Health Plan shall retain documentation of how its affected providers met the physician self-attestation and payment eligibility requirements, and make the documentation available to the Agency upon request.

(7)
The Agency will notify Medicaid-enrolled providers and Health Plans when the January 1, 2014, through December 31, 2014 physician self-attestation must be submitted. Upon such notification by the Agency, the capitated Health Plan shall ensure notification of the Health Plan’s and the Agency’s attestation/eligibility process is given to eligible providers by the Agency-required date.

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(8)	The capitated Health Plan shall ensure that payments to eligible providers are limited to the following primary care services, in accordance with the Florida Medicaid Affordable Care Act Fee Schedule:

(a)	Evaluation and Management (E&M) codes 99201 through 99499; and

(b)	Current Procedural Terminology (CPT) vaccine administration codes 90460, 90461, 90471, 90472, 90473 and 90474, and their successor codes.

(9)
Notwithstanding the claims payment requirements in Section X, Administration and Management, Item C., Claims, the capitated Health Plan shall ensure physician payments related to this fee increase are made as follows:

(a)
For dates of service in the first three (3) quarters of calendar year 2013, the Health Plan shall ensure retroactive payments are paid within ninety (90) calendar days of receipt of the Agency’s supplemental payment to the Health Plan; and

(b)
For dates of service in the last quarter of calendar year 2013 and for calendar year 2014, the Health Plan shall ensure payments are paid within sixty (60) calendar days of receipt of the Agency’s supplemental payment to the Health Plan.

(10)
In order to provide accurate data reports of utilization and encounter data for physicians eligible for provider payments, including vaccination administration payments, made to the physician relative to this subsection, the capitated Health Plan shall report utilization of eligible services to the Agency’s Medicaid Program Analysis (MPA) secure file transfer protocol (SFTP) site as follows:

(a)
For the first and second quarter of calendar year 2013, covering eligible services provided between January 1, 2013 and June 30, 2013, with payment dates no later than June 30, 2013, the Health Plan shall submit an ad hoc summary report and supporting PCP fee increase encounter data, using the Agency-supplied template, that document the physician’s eligibility and provider payments made to the physician relative to this subsection. The Health Plan shall submit this ad hoc report by September 3, 2013;

(b)
For the remaining calendar quarters of 2013 and for calendar year 2014, the Health Plan shall submit to the Agency, by the end of the month following the end of each quarter, quarterly reports that document the physician’s eligibility and provider payments, including vaccination administration payments, made to the physician relative to this subsection, and as specified in Section XII, Reporting Requirements, and the Health Plan Report Guide. The Health Plan shall not include PCP fee increases (differential) in its regular, ongoing encounter data submissions to the Agency (see Attachment II, Section X., D., Encounter Data); and

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(c)
The Agency will review and evaluate all submissions, and provide group feedback to the capitated Health Plans. Evaluation will consider: (1) adherence of submitted data to the format and content requirements provided in the attachments to this transmittal; (2) consistency between the summary report and the supporting encounter data; (3) the number of submissions required for acceptability of data; and (4) adherence to reporting deadlines. Capitated Health Plans with unacceptable data will be required to make corrections and resubmit, potentially resulting in payment delays for eligible physicians and resulting in sanctions and/or liquidated damages to the Health Plan.

(11)
The capitated Health Plan shall submit any documentation as required by the Agency, by the date specified by the Agency, in order to ensure that increased provider payments are made as required by 42 CFR 438.6(c)(5)(vi)(A), to adequately document expenditures eligible for 100% FFP and to support all audit or reconciliation processes.

(12)	The capitated Health Plan shall provide its physicians that have received an increased payment pursuant to this subsection with an explanation of benefits (EOB).

b.	General Office Visit Limits

(1)
Unless approved as an expanded benefit in Attachment I, the Health Plan shall limit general office visits for non-pregnant adults (age 21 and over) to two (2) per month for services with procedure codes 99201 through 99215 provided by a physician, advanced registered nurse practitioner, or physician assistant with the specialty of family practice, general practice, preventive medicine, internal medicine, public health, adult primary care, college health nurse, or family nurse. Office visits to specialists are not subject to this limit.

(2)	Exemptions to the general office visit limit automatically apply to the following:

(a)	Recipients under the age of 21;

(b)	A pregnancy related diagnosis code associated with the visit;

(c)	Visits provided in CHDs, FQHCs or RHCs; and/or

(d)	The following diagnoses:

i.	End-state cirrhosis and ascites (requiring adjustments to diuretic medications and check of potassium levels);

ii.	Diabetes with complications of peripheral neuropathy resulting in infected foot ulcer (requires frequent visits for antibiotics, debridement);

iii.	Pneumonia and comorbidities (to monitor treatment response); and

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iv.	New onset of syncope (evaluation, review of studies and follow-up).

(3)	The Health Plan may authorize additional exemptions to the general office visit limits based on medical necessity on a case-by-case basis.

c.	Telemedicine for Practitioner Services

(1)	Only physicians can provide and receive reimbursement for practitioner services provided through telemedicine.

(2)
Only the following medically necessary practitioner services may be provided through telemedicine by Florida-licensed physicians at the hub site: consultation procedure codes 99241 through 99255, with the addition of the modifier GT, provided in hospital settings (inpatient and outpatient) and physician offices.

27.	Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, is hereby amended to include sub-item 24., Home Health Services as follows:

24.	Home Health Services
The Health Plan shall provide medically necessary home health services in accordance with the Home Health Services Coverage and Limitations Handbook. Unless approved as an expanded benefit in Attachment I, the Health Plan shall limit home health visits as specified below. The Health Plan may choose to exceed the amount, duration and scope of Medicaid fee-for-service limits as documented in Attachment I.

a.	For non-pregnant adults (age 21 and over) the Health Plan shall limit home health visits to three (3) per day.

b.	Exemptions to the home health visit limit automatically apply to the following:

(1)	Recipients under the age of 21; and

(2)	A pregnancy related diagnosis code associated with the with the visit;

c.	The Health Plan may authorize additional exemptions to the home health visit limits based on medical necessity on a case-by-case basis.

28.	Attachment II, Core Contract Provisions, Section VI, Behavioral Health Care, Item A., General Provisions, sub-item 8.d.(2) is hereby amended to now read as follows:

(2)
Outpatient hospital services for psychiatric conditions (ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, and 315.9);

29.	Attachment II, Core Contract Provisions, Section VI, Behavioral Health Care, Item A., General Provisions, sub-item 8.d.(4) is hereby amended to now read as follows:

(4)
Community mental health services (ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9); and for these procedure codes

AHCA Contract No. FA971, Amendment No. 5, Page 13 of 40

H0004 (for FQHCs only); H0031; H0031HO; H0031HN; H0031TS; H0032; H0032TS; H0046; H2000; H2000HO; H2000HP; H2010HO; H2010HE; H2010HQ; H2012; H2017; H2019; H2019HM; H2019HN; H2019HO; H2019HQ; H2019HR; H2019HRGT; T1015; T1015GT; T1015HE; or T1023HE;

30.	Attachment II, Core Contract Provisions, Section VI, Behavioral Health Care, Item A., General Provisions, sub-item 8.d.(5) is hereby amended to now read as follows:

(5)
Community substance abuse services when the appropriate ICD-9 CM diagnosis code (290 through 290.43, 293.0 through 298.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, and 315.9) has been documented: H0001; H0001HN; H0001HO; H0001TS; H0047; H2010HF; H2012HF; T1007; T1007TS; T1015HF or T1023HF;

31.	Attachment II, Core Contract Provisions, Section VII, Provider Network, Item B., Network Standards, is hereby amended to include sub-item 5., Primary Dental Providers as follows:

5.	Primary Dental Providers
(See Attachment II, Exhibit 7)

32.	Attachment II, Core Contract Provisions, Section VII, Provider Network, Item H., Credentialing and Recredentialing, sub-item 2.a. is hereby amended to now read as follows:

a.
A copy of each provider's current medical license pursuant to s. 641.495, F.S. However, if the provider is located in Georgia or Alabama, the provider’s medical license and permit must be current and applicable to the respective state in which the provider is located.

33.	Attachment II, Core Contract Provisions, Section VII, Provider Network, Item H., Credentialing and Recredentialing, sub-item 2.c. is hereby deleted it its entirety and replaced as follows:

c.	A satisfactory Level II background check pursuant to s. 409.907, F.S., for all treating providers not currently enrolled in Medicaid’s fee-for-service program;

(1)	Upon Agency notice of implementation of a managed care electronic background screening verification process:

(a)
The Health Plan shall verify the provider’s Medicaid eligibility through the Agency’s electronic background screening system. If the provider’s fingerprints are not retained in the Care Provider Background Screening Clearinghouse (Clearinghouse, see s. 435.12, F.S.) and/or eligibility results are not found, the Health Plan shall submit complete sets of the provider’s fingerprints electronically for Medicaid Level II screening following the appropriate process described on the Agency’s background screening website;

(b)
The Health Plan shall not contract with any provider who has a record of illegal conduct; i.e., found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to any of the offenses listed in s. 435.04, F.S.;

(c)
Individuals listed in s. 409.907(8), F.S., for whom criminal history background screening cannot be documented must provide fingerprint cards or, upon Agency notice of implementation of a managed care electronic background

AHCA Contract No. FA971, Amendment No. 5, Page 14 of 40

screening verification process, must provide fingerprints electronically following the Medicaid managed care applicable process described on the Agency’s background screening website.

34.	Attachment II, Core Contract Provisions, Section VII, Provider Network, Item I., Provider Services, sub-item 2.a.(19)(b), the first sentence is hereby amended to now read as follows:
If you report suspected fraud and your report results in a fine, penalty, or forfeiture of property from a doctor or other health care provider, you may be eligible for a reward through the Attorney General’s Fraud Rewards Program (toll-free 1-866-966-7226 or 850-414-3990).

35.	Attachment II, Core Contract Provisions, Section VIII, Quality Management, Item A., Quality Improvement is hereby amended to include sub-item 7., Critical Incidents as follows:

7.	Critical Incidents

a.
The Health Plan, capitated and FFS, shall develop and implement a critical and adverse incident reporting and management system for critical events that negatively impact the health, safety, or welfare of enrollees. Adverse incidents may include events involving abuse, neglect, exploitation, major illness or injury, involvement with law enforcement, elopement/missing, or major medication incidents. Such systems shall be for critical and adverse incidents that occur in all service delivery settings applicable to enrollees.

b.
The Health Plan shall require participating providers to report adverse incidents to the Health Plan within twenty-four (24) hours after the incident. The Health Plan shall ensure that all participating providers are required to report adverse incidents to the Agency immediately but not more than twenty-four (24) hours after the incident. Reporting will include information including the enrollee’s identity, description of the incident and outcomes including current status of the enrollee.

c.
The Health Plan shall report suspected abuse, neglect and exploitation of enrollees immediately, in accordance with s. 39.201, and Chapter 415, F.S. The Health Plan shall report suspected cases of abuse, neglect and/or exploitation to the appropriate protective services unit/hotline. The Department of Children and Families has the responsibility for investigating allegations of abuse, neglect and exploitation of children. The Florida Adult Protective Services has the responsibility for investigating allegations of abuse, neglect and exploitation of elders and individuals with disabilities.

d.
Documentation related to the suspected abuse, neglect or exploitation, including the reporting of such, must be kept in a file, separate from the enrollee’s case file, that is designated as confidential. Such file shall be made available to the Agency upon request.

e.	The Health Plan shall implement and maintain a risk-management program.

f.
The Health Plan shall provide appropriate training and take corrective action as needed to ensure its staff, participating providers and direct service providers comply with critical incident requirements.

AHCA Contract No. FA971, Amendment No. 5, Page 15 of 40

g.	Enrollee quality of care issues must be reported to and a resolution coordinated with the Health Plan’s Quality Management Department.
h. The Health Plan shall report to BMHC, as specified in Section XII, Reporting Requirements, and the Health Plan Report Guide, in the manner and format specified by the Agency, any death and any adverse incident that could impact the health or safety of an enrollee (e.g., physical or sexual abuse) within twenty-four (24) hours after detection or notification.

i.
The Health Plan shall report monthly to BMHC, by the fifteenth (15th) calendar day of the month following the report month, a summary of critical incidents as specified in Section XII, Reporting Requirements, and the Health Plan Report Guide, in the manner and format specified by the Agency.

j.
The Health Plan, shall report to BMHC all serious enrollee injuries occurring through health services within fifteen (15) calendar days after the Health Plan received information about the injury. The Health Plan will use the Agency’s Division of Health Quality Assurance’s (HQA’s) online Code 15 Report to document and report the incident. The Health Plan can find the Code 15 Report at: http://ahca.myflorida.com/SCHS/RiskMgtPubSaftey/on_line.shtml.

36.	Attachment II, Core Contract Provisions, Section VIII, Quality Management, Item B., Utilization Management (UM), sub-item 1.a.(3) is hereby amended to now read as follows:

(3)
A procedure for enrollees to obtain a second medical opinion at no expense to the enrollee and for the Health Plan to authorize claims for such services in accordance with 42 CFR 438.206(3) and s. 641.51, F.S.

37.	Attachment II, Core Contract Provisions, Section IX, Grievance System, Item G., Medicaid Fair Hearings, sub-item 5. is hereby amended to now read as follows:

5.	The address at DCF for the Medicaid Fair Hearing office is:
Office of Appeal Hearings
1317 Winewood Boulevard, Building 5, Room 255
Tallahassee, FL 32399-0700

38.	Attachment II, Core Contract Provisions, Section X, Administration and Management, Item D., Encounter Data, is hereby deleted in its entirety and replaced as follows:

D.	Encounter Data

1.
Encounter data collection and submission is required from all Health Plans for all health care services, including expanded benefits, rendered to their enrollees (excluding services paid directly by the Agency on a fee-for-service basis). The Health Plan shall submit encounter data that meets established Agency data quality standards as defined herein. These standards are defined by the Agency to ensure receipt of complete and accurate data for program administration and are closely monitored and enforced. The Agency will revise and amend these standards with ninety (90) calendar days’ advance notice to the Health Plan to ensure continuous quality improvement. The Health Plan shall make changes or corrections to any systems, processes or data transmission formats as

AHCA Contract No. FA971, Amendment No. 5, Page 16 of 40

needed to comply with Agency data quality standards as originally defined or subsequently amended.

2.
The Health Plan must certify all data to the extent required in 42 CFR 438.606. Such certification must be submitted to the Agency with the certified data and must be based on the knowledge, information and belief of the Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Medical Officer (MCO) or an individual who has written delegated authority to sign for, and directly reports to the CEO or CFO that all data submitted in conjunction with the encounter data and all documents requested by the Agency are accurate, truthful, and complete. The Health Plan agrees to provide the certification at the same time it submits the certified data in the format and within the timeframe required by the Agency.

3.	The Health Plan shall be capable of sending and receiving any claims information directly to the Agency in standards and timeframes specified by the Agency within sixty (60) calendar days’ notice.

4.
Upon implementation by the Agency, the Health Plan shall submit a “Check Run Summary File” reporting how total provider payment amounts reconcile with the encounter data submission for each provider payment adjudication cycle. The Check Run Summary File must be submitted along with the encounter data submissions. The Check Run Summary File must be submitted in a format and in timeframes specified by the Agency.

5.
For encounter data acceptance purposes, the Health Plan must ensure the provider information it submits to the Agency is sufficient to ensure that providers are recognized in FMMIS as either actively enrolled Medicaid providers or as Health Plan registered providers. The Health Plan must ensure that provider information it sends to the Agency is sufficient to ensure accurate identification of participating network and non-participating providers who render services to Plan enrollees.

6. The Health Plan shall comply with the following encounter data submission requirements:

a.
The Health Plan shall collect, and submit encounter data to the Agency’s fiscal agent. The Health Plan shall be held responsible for errors or noncompliance resulting from its own actions or the actions of an agent authorized to act on the Health Plan’s behalf.

b.	The Health Plan shall implement and maintain review procedures to validate encounter data submitted by providers.

c.
The Health Plan shall implement and maintain review procedures to validate the successful loading of encounter files by the Agency’s fiscal agent’s electronic data interface (EDI) clearinghouse. The Health Plan shall use the EDI response (acknowledgement) files to determine files were successfully loaded. Within seven (7) calendar days of the original submission attempt, the Health Plan shall correct and resubmit files that fail to load.

AHCA Contract No. FA971, Amendment No. 5, Page 17 of 40

d.
The Health Plan shall convert all information that enters its claims system via hard copy paper claims or other proprietary formats to encounter data to be submitted in the appropriate HIPAA-compliant formats.

e.
All Health Plan encounters shall be submitted to the Agency in the standard HIPAA transaction formats, namely the ANSI X12N 837 transaction formats (P - Professional; I - Institutional; D - Dental) and, for pharmacy services, the National Council for Prescription Drug Programs (NCPDP) format. The Health Plan’s encounters shall also follow the standards in the Agency’s 5010 Companion Guides, the Florida D.0 Payer Specification - Encounters and in this section. The Agency will post encounter data reporting requirements on the following website:

http://portal.flmmis.com/FLPublic/Provider_EDI/Provider_EDI_CompanionGuides/tabId/62/Default.aspx.

f.	The Health Plan shall retain submitted historical encounter data for a period not less than six (6) years as specified in the Standard Contract, Section I., Item D., Retention of Records.

7.	The Health Plan shall submit complete, accurate and timely encounters to the Agency as defined below.

a.	Pharmacy Encounters (NCPDP):

(1)
Complete: A Health Plan shall submit encounters for one-hundred percent (100%) of the covered services provided by Health Plan providers and non-participating providers, as defined in D.1. of this subsection.

(2)
Accurate: Ninety-five percent (95%) of the Health Plan’s encounter lines submissions shall pass NCPDP edits and the pharmacy benefits system edits as specified by the Agency. The NCPDP edits are described in the National Council for Prescription Drug Programs Telecommunications Standard Guides. Pharmacy benefits system edits are defined on the following website:

http://portal.flmmis.com/FLPublic/Provider_Pharmacy/tabId/52/Default.aspx

(3)
Timely: For no less than ninety-five percent (95%) of all pharmacy typical and atypical services with Health Plan paid dates on or after December 1, 2011, the Health Plan shall submit encounters on an ongoing basis by the fifteenth (15th) day of the month after the date-of-service month.

b.	Non-Pharmacy Encounters (X12):

(1)
Complete: A Health Plan shall submit encounters for one-hundred percent (100%) of the covered services provided by Health Plan providers and non-participating providers, as defined in D.1. of this subsection.

(2)	Accurate: Ninety-five percent (95%) of a Health Plan's encounter lines submissions shall pass FMMIS system edits as specified by the Agency.

AHCA Contract No. FA971, Amendment No. 5, Page 18 of 40

(3)
Timely: For no less than ninety-five percent (95%) of all non-pharmacy typical and atypical services, the Health Plan shall submit encounters within sixty (60) calendar days following the end of the month in which the Health Plan paid the claims for services.

c.	Encounter Resubmission - Adjustments, Reversals or Corrections:

(1)	Within thirty (30) calendar days after encounters fail NCPDP edits, X12 (EDI) edits or FMMIS system edits, the Health Plan shall correct and resubmit all encounters for which errors can be remedied.

(2)
The Health Plan shall correct and resubmit previously submitted X12 and NCPDP encounter data transactions to reflect the most current and accurate payment adjustments or reversals that resulted in a recoupment or additional payment within thirty (30) calendar days of the respective action.

8.	The Health Plan shall have the capacity to identify encounter data anomalies and provide a description of that process to BMHC and MPI for review and approval.
9. The Health Plan shall designate sufficient information technology (IT) and staffing resources to perform these encounter functions as determined by generally accepted best industry practices.

10.	Where the Health Plan has entered into capitation reimbursement arrangements with providers, the Health Plan shall comply with sub-item 4. of this section, above.

11.	The Health Plan shall require timely submissions from its providers as a condition of the capitation payment.

12.	The Health Plan shall participate in Agency-sponsored workgroups directed at continuous improvements in encounter data quality and operations.

13.
If the Agency determines that the Health Plan fails to comply with encounter data reporting requirements of this Contract, the Agency shall require the Health Plan to submit a corrective action plan (CAP). In addition to a CAP, the Agency shall apply sanctions in accordance with Attachment II, Section XIV, Sanctions, of this Contract.

14.
Encounter data submission time frames specified in this section do not affect time frames specified in Attachment II, Section XII, Reporting Requirements, for either pharmacy data encounter reporting, for risk adjustment, or behavioral health encounters (including pharmacy reporting).

39.	Attachment II, Core Contract Provisions, Section X, Administration and Management, Item E., Fraud and Abuse Prevention, sub-item 5., the lead-in paragraph is hereby amended to now read as follows:
The Health Plan shall submit its compliance plan and anti-fraud plan, including its fraud and abuse policies and procedures, and any changes to these items, to MPI for written approval at least forty-five (45) calendar days before those plans and procedures are implemented. The Health Plan shall submit these documents via MPI’s secure file transfer

AHCA Contract No. FA971, Amendment No. 5, Page 19 of 40

protocol (SFTP) site. Failure to implement an MPI approved anti-fraud plan within ninety (90) calendar days may result in liquidated damages. MPI may reassess the implementation of the anti-fraud plan every ninety (90) days until MPI deems the managed care plan to be in compliance. (See Attachment II, Section XVII, Liquidated Damages, of this Contract.)

40.	Attachment II, Core Contract Provisions, Section X, Administration and Management, Item E., Fraud and Abuse Prevention, sub-item 5.b.(6) is hereby amended to now read as follows:

(6)	A summary of the results of the investigations of fraud, abuse, or overpayment that were conducted during the previous fiscal year by the Health Plan’s fraud investigative unit.

41.
Attachment II, Core Contract Provisions, Section X, Administration and Management, Item E., Fraud and Abuse Prevention, sub-item 5.c.(13), the first and second sentences, respectively are hereby amended to now read as follows:

On at least a monthly basis check current staff, subcontractors and providers against the federal List of Excluded Individuals and Entities (LEIE), or its equivalent, and the federal System for Award Management (SAM) (includes the former Excluded Parties List System (EPLS)) or their equivalent to identify excluded parties. The Health Plan also shall check monthly the Agency’s listing of suspended and terminated providers at the Agency website below to ensure the Health Plan does not include any non-Medicaid-eligible providers in its network: http://apps.ahca.myflorida.com/dm_web.

42.
Attachment II, Core Contract Provisions, Section X, Administration and Management, Item E., Fraud and Abuse Prevention, sub-item 10, is hereby amended to include sub-items 10.a. through 10.c. as follows:

a.
If the Health Plan fails to timely submit an acceptable anti-fraud plan or fails to timely submit the annual report referenced in Section XII, Reporting Requirements, a sanction of $2,000 per calendar day, from the date the report is due to the Agency, shall be imposed under this Contract until MPI deems the Health Plan to be in compliance.

b.	If the Health Plan fails to implement an anti-fraud plan or investigative unit, a sanction of $10,000 shall be imposed under this Contract.

c.
If the Health Plan fails to timely report, or report all required information for all suspected or confirmed instances of provider or recipient fraud or abuse within fifteen (15) calendar days after detection to MPI, as specified in s. 409.91212, F.S., a sanction of $1,000 per calendar day will be imposed under this Contract, until MPI deems the Health Plan to be in compliance.

43.	Attachment II, Core Contract Provisions, Section X, Administration and Management, Item E., Fraud and Abuse Prevention, sub-item 11.b. is hereby deleted in its entirety and replaced as follows:

b.
In addition to the disclosure required under 42 CFR 455.106, the Health Plan shall also disclose to DHHS OIG with a copy to MPI within ten (10) business days after discovery, the identity of any person described in 42 CFR 1002.3 and 42 CFR 1001.1001(a)(1), and to the extent not already disclosed, to additionally disclose any person who: has ownership or control interest in a Health Plan network provider or subcontractor, or is an agent or managing employee of a Health Plan network provider or subcontractor, and meets at least one of the following requirements:

AHCA Contract No. FA971, Amendment No. 5, Page 20 of 40

(1)
Has been convicted of a crime as identified in s. 1128 of the Social Security Act and/or conviction of a crime related to that person's involvement in any program under Medicare, Medicaid, or the Title XX services program since the inception of those programs;

(2)	Has been denied initial entry into the Health Plan’s network for program integrity-related reasons; or

(3)
Is a provider against whom the Health Plan has taken any action to limit the ability of the provider to participate in the Health Plan’s provider network, regardless of what such an action is called. This includes, but is not limited to, suspension actions, settlement agreements and situations where an individual or entity voluntarily withdraws from the program or Health Plan provider network to avoid a formal sanction.

44.	Attachment II, Core Contract Provisions, Section XII, Reporting Requirements, Item B., Report Tables is hereby amended as follows:

•	The item heading is hereby amended to now read B., Reporting Tables. All references in the Contract to B. Report Tables shall hereinafter refer to B. Reporting Tables, as appropriate.

•	Sub-item 1., the header for Table 1, Effective September 1, 2012, Summary of Reporting Requirements is hereby amended as follows:

AHCA Contract No. FA971, Amendment No. 5, Page 21 of 40

Table 1
Effective September 1, 2013
SUMMARY OF REPORTING REQUIREMENTS

•
Table 1 Effective September 1, 2013, Summary of Reporting Requirements, Section V, Exhibit 5, Covered Services, Section VIII, Quality Management, and Section XV, Financial Requirements; respectively are hereby amended to now read as follows:

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section V, Exhibit 5	Customized Benefit Notifications Report	Ref HMO; Ref Cap PSN HIV/AIDS	Monthly, fifteen (15) calendar days after end of reporting month	BMHC
Section V	ACA Physician Fee Increase Ad Hoc Report (First and Second Quarters 2013)	NR HMO; NR Cap PSN; Ref HMO; Ref Cap PSN; HIV/AIDS NR HIV/AIDS Ref FFS PSN* NR FFS PSN*	September 3, 2013	MPA SFTP Site
Section V	ACA Physician Fee Increase Quarterly Report (Third and fourth quarter 2013 and each quarter of 2014)	NR HMO; NR Cap PSN; Ref HMO; Ref Cap PSN; HIV/AIDS NR HIV/AIDS Ref FFS PSN* NR FFS PSN*	Quarterly, by the end of the month following the end of the reporting quarter	MPA SFTP Site
Section VIII	Critical Incident Report	All Plans	Immediately upon occurrence and within twenty-four (24) hours of detection or notification	BMHC
Section VIII	Critical Incident Summary	All Plans	Monthly, by the fifteenth (15th) calendar day of the month following the report month	BMHC

AHCA Contract No. FA971, Amendment No. 5, Page 22 of 40

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section VIII	Code 15 – Critical Incident Report	All Plans	Within fifteen (15) calendar days of the Health Plan receiving notification of the injury	HQA, Online, with Copy to BMHC Analyst
Section XV, Exhibit 15	Insolvency Protection Multiple Signatures Agreement Form	NR HMO; NR Cap PSN; Ref HMO; Ref Cap PSN; HIV/AIDS NR HIV/AIDS Ref FFS PSN* NR FFS PSN*	Annually, by April 1; Thirty (30) calendar days after any change	BMHC
Section XV	Audited Annual and Unaudited Quarterly Financial Reports	All Plans except CCC	Audited - Annually by April 1 for each calendar year; Unaudited – Quarterly, forty-five (45) calendar days after end of each reported quarter	BMHC

* If the FFS Health Plan is approved to subcapitate for services or is capitated for behavioral health services.

•	Sub-item 2., Report Tables is hereby amended as follows:

2.	Other Health Plan submissions (not in Table 1) required by the Agency are as follows:

•	Sub-item 2., the header for Table 2 Effective September 1, 2012, Summary of Submission Requirements is hereby amended as follows:
Table 2
Effective September 1, 2013
SUMMARY OF SUBMISSION REQUIREMENTS

•
Table 2 Effective September 1, 2013, Summary of Submission Requirements, Section II, General Overview, Item D., General Responsibilities of the Health Plan; Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services; Section X, Administration and Management, Item D., Encounter Data; Section XV, Financial Requirements, Item I., Fidelity Bonds; Section XVI, Terms and Conditions, Item Y., General Insurance Requirements; and Item Z., Workers’ Compensation Insurance; respectively, are hereby amended to now read as follows:

AHCA Contract No. FA971, Amendment No. 5, Page 23 of 40

Contract Section	Submission	Plan Type	Frequency	Submit To
Section II, Item D.3.	Policies, procedures,	All	Upon request	BMHC
Section II, Item D.4.	Model provider agreements & amendments, subcontracts,	All	Before beginning use; whenever changes occur	BMHC
Section II, Item D.5.	All materials related to Contract for distribution to enrollees, providers and/or public	All	Before beginning use; whenever changes occur	BNHC
Section II, Item D.5.a.	Third party administrator (TPA) subcontracts	FFS PSNs	Ninety (90) calendar days before effective date	BMHC
Section II, Item D.5.b.	Managed behavioral health organization (MBHO) subcontracts	All	Forty-five (45) calendar days before effective date	BMHC
Section II, Item D.5.c.	Written materials	All	Forty-five (45) calendar days before effective date	BMHC
Section II, Item D.7.	Enrollee materials, PDL, provider & enrollee handbooks	All	Available on Health Plan’s web site without log-in	Plan website
Section IV, Item A.1.f.	Written notice of change to enrollees	All	Thirty (30) calendar days before effective date	Enrollees affected
Section X, Item D.4	Check Run Summary File	All	In accordance with Encounter Data Submission Requirements in Section X, D.6. and 7., and along with encounter data submissions	MPO & Agency Fiscal Agent
Section X, Item D.6.c.	Resubmission of encounter files that failed to load	All	Within seven (7) calendar days of the original submission attempt	MPO & Agency Fiscal Agent
Section X, Item D.7.a.(3)	Encounter data for all pharmacy typical and atypical services on or after December 1, 2011	All	By the fifteenth (15th) day of the month after the date of service month and as specified in the 5010 Companion Guides	MPO & Agency Fiscal Agent
Section X, Item D.7.b.(3)	Encounter data for all non-pharmacy typical and atypical services	All	Within sixty (60) calendar days following end of month in which Health Plan paid claims for services and as specified in the 5010 Companion Guides	MPO & Agency Fiscal Agent

AHCA Contract No. FA971, Amendment No. 5, Page 24 of 40

Contract Section	Submission	Plan Type	Frequency	Submit To
Section X, Item D.7.c.(1)	Encounter data corrections – initial submissions	All	Within thirty (30) calendar days after system edit failure	MPO & Agency Fiscal Agent
Section X, Item D.7.c.(2)	Encounter data corrections – previous submissions	All	Within thirty (30) calendar days of the action	MPO & Agency Fiscal Agent
Section XV, Item I.	Proof (Certificate of Insurance (COI) or bond) of fidelity bond coverage	All	Within sixty (60) calendar days of Contract execution & before delivering health care	HSD Contract Manager
Section XVI, Item Y.	COI documenting active general liability policy	All except CCC	Annually upon renewal	HSD Contract Manager
Section XVI, Item Y.	COI documenting active professional liability and malpractice policy	All except CCC	Annually upon renewal	HSD Contract Manager
Section XVI, Item Y.	COI documenting active property insurance policy, including fire as a named peril	All except CCC	Annually upon renewal	HSD Contract Manager
Section XVI, Item Y.	COI documenting active directors’ omission and errors policy	All except CCC	Annually upon renewal	HSD Contract Manager
Section XVI, Item Z.	COI documenting active Workers’ Compensation insurance policy	All except CCC	Annually upon renewal	HSD Contract Manager

45.	Attachment II, Core Contract Provisions, Section XIV, Sanctions, Item A., General Provisions, sub-item 3. is hereby amended to now read as follows:

3.
If the Agency imposes monetary sanctions, the Health Plan must pay the monetary sanctions to the Agency within thirty (30) calendar days from receipt of the notice of sanction. If the Health Plan fails to pay, the Agency reserves the right to recover the money by any legal means, including but not limited to the withholding of any payments due to the Health Plan. If the Deputy Secretary determines that the Agency should reduce or eliminate the amount imposed, the Agency will return the appropriate amount to the Health Plan within sixty (60) calendar days from the date of a final decision rendered.

46.	Attachment II, Core Contract Provisions, Section XIV, Sanctions, Item E., Performance Measure Sanctions, sub-item 4., the lead-in paragraph, first sentence is hereby amended to now read as follows:

4.	The Health Plan may receive a monetary sanction of up to $10,000.00 for each performance measure group where the group score is lower than three (3).

47.	Attachment II, Core Contract Provisions, Section XV, Financial Requirements, Item I., Fidelity Bonds, the third and fourth sentences are hereby deleted in their entirety and replaced as follows:
In addition to meeting the requirements of Section I, Item G., Insurance, of the Standard Contract, the Health Plan shall submit a certificate of insurance (COI) or the bond, issued

AHCA Contract No. FA971, Amendment No. 5, Page 25 of 40

by the insurer, documenting the fidelity bond’s effective and expiration dates, using the industry standard template, to the Agency’s HSD Contract Manager within sixty (60) calendar days after execution of the Contract and prior to the delivery of health care.

48.	Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, Item O., Subcontracts, sub-item 2.d.(12)(d) is hereby amended to now read as follows:

(d)	The entity’s role in preventing and detecting fraud, waste and abuse, and each person’s responsibility relating to detection and prevention.

49.	Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, Item P., Hospital Provider Contracts is hereby deleted in its entirety and replaced as follows:

P.	Hospital Provider Contracts
All hospital provider contracts must meet the requirements outlined in Attachment II, Section VII, Provider Network, Item D., Provider Contract Requirements. In addition, hospital provider contracts shall include the following requirements:

(1)
Hospitals must notify the Health Plan of enrollee pregnancies and births where the mother is a Health Plan enrollee. The hospital provider contract must also specify which entity (Health Plan or hospital) is responsible for completing the DCF Excel spreadsheet and submitting it to the appropriate DCF Customer Call Center. The hospital provider contract must also indicate that the Health Plan’s name shall be indicated as the referring agency when the DCF Excel spreadsheet is completed. (See Attachment II, Section III, Eligibility and Enrollment); and

(2)	Effective January 1, 2014, include PPC reporting requirements as specified in Attachment II, Section V, Covered Services, Item H., Coverage Provisions, sub-item 10.a.(12).

50.
Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, Item Q., Termination Procedures, sub-item 1. is hereby amended to now read as follows. Sub-items 1.a. and 1.b. are unchanged.

1.
In conjunction with the Standard Contract, Section III., Item A., Termination, all provider contracts and subcontracts shall contain termination procedures. The Health Plan agrees to extend the thirty (30) calendar-day notice found in the Standard Contract, Section III., Item A., Termination, sub-item 1., Termination at Will, to one-hundred twenty (120) calendar days’ notice. Depending on the volume of Health plan enrollees affected, the Agency may require an extension of the termination date. Once the Agency receives the request for termination, the Agency will remove the Health Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going forward.

51.	Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, Item V., Ownership and Management Disclosure, sub-item 4.a. is hereby deleted in its entirety and replaced as follows:

a.
Upon Agency notice of implementation of a managed care electronic screening verification process, by requesting screening results through the Agency’s background screening system (see the Agency’s background screening website). If the person’s fingerprints are not retained in the Care Provider Background

AHCA Contract No. FA971, Amendment No. 5, Page 26 of 40

Screening Clearinghouse (Clearinghouse, see s. 435.12, F.S.) and/or eligibility results are not found, the Health Plan shall submit complete sets of the person’s fingerprints electronically for Medicaid Level II screening following the process described on the Agency’s background screening website and provide HSD with the results.

(1)	The Health Plan shall complete and email a Background Screening (BGS) Managed Care User Registration Agreement to HSD at: MGDCAREBGS@ahca.myflorida.com;

(2)
In accordance with s. 435.12(2)(c), F.S., the Health Plan shall register with the Clearinghouse and maintain the employment status of all employees within the Clearinghouse. The Health Plan shall report initial employment status and changes to the Clearinghouse within ten (10) business days after the initial employment or change.

52.
Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, Item Y., General Insurance Requirements, and Item Z., Workers’ Compensation Insurance, respectively are hereby amended to now read as follows:

Y.	General Insurance Requirements
The Health Plan shall obtain and maintain the same adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and directors’ omission and error insurance. All insurance coverage for the Health Plan must comply with the provisions set forth for HMOs in Rule 69O-191.069, F.A.C.; excepting that the reporting, administrative, and approval requirements shall be to the Agency rather than to the Department of Financial Services, Office of Insurance Regulation (OIR). All insurance policies must be written by insurers licensed to do business in the State of Florida and in good standing with OIR. In addition to meeting the requirements of Section I, Item G., Insurance, of the Standard Contract, the Health Plan shall submit all COIs, issued by the insurer, documenting the policy’s effective and expiration dates, using the industry standard template, to the Agency’s HSD Contract Manager annually upon renewal. Each certificate of insurance shall provide for thirty (30) days’ written notification to the Agency’s HSD Contract Manager in the event of termination of the policy.

Z.	Workers’ Compensation Insurance
The Health Plan shall secure and maintain during the life of the Contract, workers’ compensation insurance for all of its employees connected with the work under this Contract. Such insurance shall comply with the Florida Workers’ Compensation Law (see Chapter 440, F.S.). In addition to meeting the requirements of Section I, Item G., Insurance, of the Standard Contract, the Health Plan shall submit a COI, issued by the insurer, documenting the policy’s effective and expiration dates, using the industry standard template, to the Agency’s HSD Contract Manager within thirty (30) calendar days of contract execution or providing services, and annually upon renewal.

53.	Attachment II, Core Contract Provisions, Section XVI, Terms and Conditions, is hereby amended to include Item GG., Public Records Requests as follows:

AHCA Contract No. FA971, Amendment No. 5, Page 27 of 40

GG.	Public Records Requests
In accordance with Section 119.0701, Florida Statutes, and notwithstanding Standard Contract, Section I, Item M., Requirements of Section 287.058, Florida Statutes, in addition to other contract requirements provided by law, the Health Plan shall comply with public records laws, as follows:

1.	The Health Plan shall keep and maintain public records that ordinarily and necessarily would be required in order to perform services under the Contract;

2.
The Health Plan shall provide the public with access to public records on the same terms and conditions that the Agency would provide the records and at a cost that does not exceed the cost provided in s. 119.0701, F.S., or as otherwise provided by law;

3.	The Health Plan shall ensure that public records that are exempt or confidential and exempt from public records disclosure requirements are not disclosed except as authorized by law;

4.
The Health Plan shall meet all requirements for retaining public records and transfer, at no cost, to the Agency all public records in possession of the Health Plan upon termination of the Contract and destroy any duplicate public records that are exempt or confidential and exempt from public records disclosure requirements. All records stored electronically must be provided to the Agency in a format that is compatible with the information technology systems of the Agency.

5.	If the Health Plan does not comply with a public records request, the Agency shall enforce the Contract provisions in accordance with the Contract.

54.	Attachment II, Core Contract Provisions, Section XVII, Liquidated Damages, Item B., Performance Measures, sub-item 3., the first sentence is hereby amended to now read as follows:
3. The Health Plan may receive liquidated damages of up to $10,000.00 for each performance measure group where the group score is lower than three (3).

55.	Attachment II, Core Contract Provisions, Section XVII, Liquidated Damages, Item C., Issues and Amounts, is hereby deleted in its entirety and replaced as follows:
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AHCA Contract No. FA971, Amendment No. 5, Page 28 of 40

C. Issues and Amounts

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
	PROGRAM ISSUES	DAMAGE
1	Failure to obtain approval of enrollee and provider materials, subcontracts and provider agreements, as required by Attachment II, Sections II, IV, VII and XVI and Exhibit 5 of the Contract.	$500.00 per day for each calendar day that the Agency determines the Health Plan has provided enrollee or provider material, or provider agreements that had not been approved by the Agency.
2
Failure to respond to an Agency request or ad-hoc report for documentation (such as medical records, complaint logs, or Contract checklists) within the time prescribed by the Agency as described in Attachment II, Section II of the Contract.

$500.00 per day for each calendar day beyond the due date until provided to the Agency. However, after three (3) instances during the Contract period, the liquidated damage amount is increased by $1,000.00 per day.

3
Failure to comply with encounter data submission requirements as described in Attachment II, Sections II and X of the Contract (excluding the failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency).
$25,000.00 per occurrence.
4	Failure to comply with enrollee notice requirements as described in Attachment II, Sections III, IV, V, VII, and IX and Exhibits 3, 4, 5, and 7 of the Contract.
$1,000.00 per occurrence if the enrollee notice remains defective plus a per calendar day assessment in increasing increments of $500.00 ($500.00 for the first day, $1,000.00 for the second day, $1,500.00 for the third day, etc.) for each day the notice is late and/or remains defective.

5	Failure to comply with time frames for providing Enrollee Handbooks, I.D. cards, Provider Directories, as required in Attachment II, Sections IV and VII.	$5,000.00 for each occurrence.
6	Failure to update online and printed provider directory in accordance with Contract requirements as described in Attachment II, Section IV of the Contract.	$1,000.00 per occurrence.
7
Failure to provide continuity of care and a seamless transition consistent with the services in place prior to the new enrollee’s enrollment in the Health Plan as described in Attachment II, Sections IV and VI of the Contract.
$500.00 per day beginning on the next calendar day after default by the Health Plan in addition to the cost of the services not provided.

AHCA Contract No. FA971, Amendment No. 5, Page 29 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
8
Failure to complete a comprehensive assessment, develop a treatment or service plan, or authorize and initiate all behavioral health and/or medical services specified in the plan of care for an enrollee within specified timelines as described in Attachment II, Sections IV and VI and Exhibits 5 and 8 of the Contract.
$500.00 per day for each service not initiated timely beginning on the next calendar day after default by the Health Plan in addition to the cost of the services not provided.
9	Failure to comply in any way with staffing requirements as described in Attachment II, Sections IV, VI, VII and X of the Contract and Exhibit 5 of the Contract.	$250.00 per calendar day for each day that staffing requirements are not met.
10	Failure to notify enrollees of denials, reductions, or terminations of services within the timeframes specified in the Contract as described in Attachment II, Sections IV and IX of the Contract.
$1,000.00 per occurrence plus a per calendar day assessment in increasing increments of $500.00 ($500.00 for the first day, $1,000.00 for the second day, $1,500.00 for the third day, etc.) for each day the notice is late.

11	Failure to comply with community outreach or marketing requirements as described in Attachment II, Section IV and Exhibit 4 of the Contract.	$500.00 per recipient, per verified incident of promotion or marketing of Health Plan.
12	Failure to timely report staff or marketing or community outreach representative violations as described in Attachment II, Section IV and Exhibit 4 of the Contract.	$250.00 per occurrence.
13	Imposition of arbitrary utilization guidelines or other quantitative coverage limits as prohibited in Attachment II, Sections V, VI, VII, and VIII and Exhibit 8 of the Contract.	$25,000.00 per occurrence.
14	Failure to acknowledge or act timely upon a request for prior authorization in accordance with Attachment II, Sections V, VII, VIII, and Exhibit 5 of the Contract.	$1,000.00 per occurrence, plus $1,000.00 for each day that it is determined the Health Plan failed to acknowledge or act timely upon a request for prior authorization.
15
Failure to comply with the federal and/or state CHCUP sixty percent (60%) screening rate and/or federal eighty percent (80%) CHCUP participation rate requirements described in Attachment II, Sections V and XII of the Contract and the Health Plan Report Guide.
$25,000.00 per occurrence.

AHCA Contract No. FA971, Amendment No. 5, Page 30 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
16
Failure to accurately report utilization and encounter data for physicians that are eligible for the ACA primary care physician fee increase as described in Attachment II, Sections V and XII of the Contract.
$5,000.00 per occurrence.
17
Failure to timely report utilization and encounter data for physicians that are eligible for the ACA primary care physician fee increase as described in Attachment II, Sections V and XII of the Contract.
$1,000.00 per day.
18
Failure to develop and document a treatment or service plan for an enrollee, that shall be documented in writing as described in Attachment II, Sections VI and VIII and Exhibits 5 and 8 of the Contract.
$500.00 per deficient/missing treatment or service plan.
19	Failure to facilitate transfers between health care settings as described in Attachment II, Section VI of the Contract.	$1,000.00 per occurrence. These amounts shall be multiplied by two (2) when the Health Plan has not complied with the case management requirements.
20
Failure to have a face-to-face contact between the case manager and/or behavioral health provider, if applicable, and each enrollee as described in Attachment II, Section VI and Exhibit 5 of the Contract.
$5,000.00 for each occurrence.
21	Failure to obtain and/or maintain managed behavioral health organization (MBHO) national accreditation as described in Attachment II, Section VI of the Contract.	$500.00 per day for every calendar day beyond the day accreditation status must be in place.
22	Failure to comply with the medical/clinical records documentation requirements pursuant to Attachment II, Sections VI, VII, and VIII, and Exhibits 5, 7 and 8 of the Contract.	$500.00 per enrollee file (medical/clinical) that does not include all of the required elements.
23	Failure to comply with provider network requirements specified in in Attachment II, Sections VI, and VII, and Exhibit 7 of the Contract.	$500.00 per day, per occurrence.
24	Failure to submit a Provider Network File that meets the Agency’s specifications as described in Attachment II, Sections VII and XII of the Contract.	$250.00 per day after the due date that the Provider Network File fails to meet the Agency’s specifications.

AHCA Contract No. FA971, Amendment No. 5, Page 31 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
25	Failure to timely report, or provide notice for, significant network changes as described in Attachment II, Section VII of the Contract.	$5,000.00 per occurrence.
26	Failure to cooperate fully with the Agency and/or state during an investigation of fraud or abuse, complaint, or grievances as described in Attachment II, Sections VII, X, XV, and XVI.	$500.00 per incident for failure to fully cooperate during an investigation.
27	Failure to report notice of provider termination of participation in the Health Plan as described in Attachment II, Sections VII and XII of the Contract.	$500.00 per day, per occurrence.
28	Failure to timely report notice of terminated providers due to imminent danger/impairment as described in Attachment II, Section VII of the Contract.	$5,000.00 per occurrence.
29	Failure to timely report termination or suspension of providers; for “for cause” terminations, including reasons for termination as described in Attachment II, Section VII of the Contract.	$250.00 per occurrence.
30	Failure to provide covered services within the appointment waiting times and geographic access standards in Attachment II, Section VII and Exhibit 7 of the Contract.	$500.00 per day, per occurrence.
31	Failure to meet provider credentialing requirements, including background screening requirements, specified in Attachment II, Section VII and Exhibit 7 of the Contract.	$500.00 per day, per occurrence.
32	Failure to comply with licensure or background screening requirements in Attachment II, Sections VII and XVI and Exhibits 5 and 16 of the Contract.
$5,000.00 per calendar day that the owner/staff/provider/driver/agent/subcontractor is not licensed or qualified as required by applicable state or local law plus the amount paid to the owner/staff/provider/driver/agent/subcontractor during that period.

33	Failure to comply with the quality requirements specified in Attachment II, Section VIII of the Contract.	$1,000.00 per occurrence.
34	Failure to submit audited HEDIS, CAHPS, and Agency-defined measures results annually by July 1 as described in Attachment II, Section VIII of the Contract.	$250.00 per day for every calendar day reports are late.

AHCA Contract No. FA971, Amendment No. 5, Page 32 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
35
Failure to provide continuation of services during the pendency of a Medicaid fair hearing and/or the Health Plan’s appeal process where the enrollee has challenged a reduction or elimination of services as required by Attachment II, Section IX of the Contract, applicable state or federal law, and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency for the timeframe specified by the Agency and $500.00 per day for each calendar day the Health Plan fails to provide continuation or restoration as required by the Agency.

36
Failure to provide restoration of services after the Health Plan receives an adverse determination as a result of a Medicaid fair hearing or the Health Plan’s appeal process as required by Attachment II, Section IX of the Contract, applicable state or federal law and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency and $500.00 per day for each calendar day the Health Plan fails to provide continuation or restoration as required by the Agency.

37	Failure to timely report changes in staffing as described in Attachment II, Section X of the Contract.	$500.00 per occurrence.
38	Failure to comply with claims processing as described in Attachment II Section X and Exhibits 5, 10 and 13 of this Contract.	$10,000.00 per month, for each month that the Agency determines that the Health Plan is not in compliance with the requirements.
39	Failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency and described in Attachment II, Section X of the Contract.	$500.00 per calendar day, per occurrence.
40
Failure to provide notice of noncompliance to the Agency within five (5) calendar days or other Contract-specified period of time in accordance with Attachment II, Section X and XI and Exhibit 10 of the Contract.
$500.00 per day beginning on the next calendar day after default by the Health Plan.
41
Failure to staff the Compliance Officer position with a qualified individual in accordance with Attachment II, Section X of the Contract.
Failure to comply with fraud and abuse provisions as described in Attachment II, Section X, excluding Section X, E., sub-items 3.a., 5., 5.b., 5.c.(8) and 8.a. and b., of this Attachment.
$500.00 per calendar day starting ninety (90) calendar days from the date of the position vacancy. $500.00 per calendar day per occurrence/issue.

AHCA Contract No. FA971, Amendment No. 5, Page 33 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
42
Failure to establish an investigative unit as required in Attachment II, Section X, E., sub-item 3.a., of this Contract, by the time the Health Plan has enrolled its first recipient.
Failure to implement an anti-fraud plan as required in Attachment II, Section X, E., sub-item 5., of this Contract, within ninety (90) calendar days of its approval by the Agency.
Failure to timely submit an acceptable anti-fraud plan, quarterly fraud and abuse report or the annual report referenced in Attachment II, Section X, E., sub-items 5., 5.b. and 8.a. and b., of this Contract and Health Plan Report Guide.
Failure to timely report, or report all required information for, all suspected or confirmed instances of provider or recipient fraud or abuse as required in Attachment II, Section X, E., sub-item 5.c.(8), of this Contract and the Health Plan Report Guide.

$10,000.00 for each occurrence.

$10,000.00 for each occurrence.

$2,000.00 per calendar day, until MPI deems the Health Plan to be in compliance.

$1,000.00 per calendar day, until MPI deems the Health Plan to be in compliance.

43
Failure by the Health Plan to ensure that all data containing protected health information (PHI), as defined by HIPAA, is secured through commercially reasonable methodology in compliance with the HITECH Act, such that it is rendered unusable, unreadable and indecipherable to unauthorized individuals through encryption or destruction, that compromises the security or privacy of the Agency enrollee’s PHI (see also ancillary business associate agreement requirements between the parties) as specified in Attachment II, Sections XI and XVI, and Attachment III (Business Associate Agreement) of the Contract.

$1,000.00 per enrollee per occurrence. If the State determines credit monitoring and/or identity theft safeguards are needed to protect those enrollees whose PHI was placed at risk by Health Plan’s failure to comply with the terms of this Contract, the Health Plan shall also be liable for all costs associated with the provision of such monitoring and/or safeguard services.

AHCA Contract No. FA971, Amendment No. 5, Page 34 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
44
Failure by the Health Plan to execute the appropriate agreements to effectuate transfer and exchange of enrollee PHI confidential information including, but not limited to, a data use agreement, trading partner agreement, business associate agreement or qualified protective order prior to the use or disclosure of PHI to a third party (see ancillary business associate agreement between the parties) pursuant to Attachment II, Sections XI and XVI and Attachment III of the Contract.
$500.00 per enrollee per occurrence.
45
Failure by the Health Plan to timely report violations in the access, use and disclosure of PHI or timely report a security incident or timely make a notification of breach or notification of provisional breach (see also ancillary business associate agreement between the parties) as described in Attachment II, Sections XI and XVI and Attachment III of the Contract.
$500.00 per enrollee per occurrence, not to exceed $10,000,000.00.
46	Failure to timely file required reports as described in Attachment II, Section XII of the Contract.	$500.00 per day beyond the due date until submitted.
47	Failure to file accurate reports as described in Attachment II, Section XII of the Contract and the Health Plan Report Guide.	$1,000.00 per occurrence.
48	Submission of inappropriate report certifications and/or failure to submit report attestations as described in Attachment II, Section XII of the Contract and the Health Plan Report Guide.	$250.00 per occurrence.
49	Failure to timely submit audited annual and quarterly unaudited financial statements as described in Attachment II, Sections XII and XV and Exhibit 15 of the Contract.	$500.00 per calendar day for each day that reporting requirements are not met.
50	Failure to maintain and/or provide proof of the Health Plan’s fidelity bond as required in Attachment II, Section XV, and Exhibit 15 of the Contract.	$500.00 per calendar day.

AHCA Contract No. FA971, Amendment No. 5, Page 35 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
51
Failure to comply with the notice requirements as described in Attachment II, Section XVI of the Contract, the Agency rules and regulations, and all court orders governing appeal procedures, as they become effective.

$500.00 per occurrence in addition to $500.00 per calendar day for each calendar day required notices are late or deficient or for each calendar day beyond the required time frame that the appeal is unanswered in each and every aspect and/or day beyond the required time frame that the appeal is unanswered in each and every aspect and/or each day the appeal is not handled according to the provisions set forth by this Contract or required by the Agency.
$1,000.00 per occurrence if the Agency notice remains defective plus a per calendar day assessment in increasing increments of $500.00 ($500.00 for the first day, $1,000.00 for the second day, $1,500.00 for the third day, etc.) for each day the notice is late and/or remains defective.

52	Failure to develop and/or implement a transition plan for recipients including the provision of data to the Agency, as specified in Attachment II, Section XVI of the Contract.	$10,000.00 per occurrence.
53	Failure to comply with conflict of interest or lobbying requirements as described in Attachment II, Section XVI of the Contract.	$10,000.00 per occurrence.
54	Failure to timely report changes in ownership and control as described in Attachment II, Section XVI of the Contract.	$5,000.00 per occurrence.
55	Failure to timely verify Medicaid background screening results of newly hired principals as described in Attachment II, Section XVI and Exhibit 16 of the Contract.	$500.00 per occurrence.
56	Failure to timely report information about offenses listed in s. 435.04, F.S., as described in Attachment II, Section XVI of the Contract.	$500.00 per occurrence.
57	Failure to maintain and/or provide proof of required insurance as required in Attachment II, Section XVI of the Contract.	$500.00 per calendar day.
58	Failure to comply with public records laws, in accordance with Section 119.0701, Florida Statutes.	$5,000.00 for each occurrence.

AHCA Contract No. FA971, Amendment No. 5, Page 36 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
59	The Health Plan receives a score of lower than three (3) on the mental health and substance abuse performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.
60	The Health Plan receives a score of lower than three (3) on the chronic care performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.
61	The Health Plan receives a score lower than three (3) on the diabetes performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.
62	The Health Plan receives a score of lower than three (3) on the well-child performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.
63	The Health Plan receives a score of lower than three (3) on the other preventive care performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.
64	The Health Plan receives a score of lower than three (3) on the prenatal-postpartum performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000.00 for the performance measure group.

AHCA Contract No. FA971, Amendment No. 5, Page 37 of 40

Liquidated Damages – Effective 09/01/2013 – 08/31/2015
65
The Health Plan receives a score of zero (0) on one or more of the following individual measures:
(1)Follow-Up after Hospitalization for Mental Illness (7 day)
(2)Antidepressant Medication Management
(3)Follow-Up Care for Children Prescribed ADHD Medication
(4)Use of Appropriate Medications for People with Asthma
(5)Controlling High Blood Pressure
(6)Comprehensive Diabetes Care (excluding the blood pressure submeasures)
$500.00 for each enrollee of the denominator not present in the numerator. If no improvement in subsequent years, $1,000.00 for each enrollee of the denominator not present in the numerator.
66
For Frail/Elderly only, failure to comply with obligations and time frames in the delivery of annual face-to-face reassessments for Level of Care as described in Attachment II, Exhibit 5 of the Contract.
$1,000.00 per occurrence.
67	For HIV/AIDS plans only, failure to develop and use a treatment plan for chronic disease follow-up for enrollees as described in Attachment II, Exhibit 8 of the Contract.	$1,000.00 per occurrence.
68	Failure to achieve and/or maintain insolvency requirements in accordance with Attachment II, Exhibit 15 of the Contract.	$500.00 per calendar day for each day that financial requirements are not met.
69	Failure to achieve and/or maintain financial surplus requirements as described in Attachment II, Section XV and Exhibit 15 of the Contract.	$1,000.00 per calendar day for each day Contract requirements are not met.
70	Failure to disclose lobbying activities and/or conflict of interest as required by the Contract Attachment IV.	$1,000.00 per day that disclosure is late.

AHCA Contract No. FA971, Amendment No. 5, Page 38 of 40

56.
Attachment II, Core Contract Provisions, Exhibit 13, Capitated Non-Reform Health Plans (CAP-Non-REFORM), Method of Payment, is hereby amended to include sub-item I., ACA PCP Payments to Capitated Plans, as follows:

I.	ACA PCP Payments to Capitated Plans
Upon the Agency’s receipt and approval of the capitated Health Plan’s ad hoc and quarterly reports of utilization and encounter data for physicians eligible for the ACA primary care physician payment increase, the Agency shall pay the Health Plan a supplemental payment for eligible services provided between January 1, 2013 and December 31, 2014. This payment will be based on the Agency’s approved health plan payment methodology from the Centers for Medicare & Medicaid Services.

1.	The Agency shall notify the Health Plan of the supplemental payment being made.

2.
Such payment shall be made through the Medicaid fiscal agent. The Health Plan shall address errors found regarding such reports in accordance with Attachment II, Exhibit 13, Method of Payment, Item E., Errors, of this Contract.

57.	Attachment II, Core Contract Provisions, Exhibit 15, Financial Requirements, All Capitated Health Plans, Item A., Insolvency Protection, sub-item 2. is hereby amended to now read as follows:

2.
The restricted Insolvency protection account may be drawn upon with the authorized signatures of two (2) persons designated by the Health Plan and two (2) representatives of the Agency. The Multiple Signature Verification Agreement Form shall be resubmitted to BMHC within thirty (30) calendar days of Contract execution and resubmitted within thirty (30) calendar days after a change in authorized Health Plan personnel occurs. If the authorized persons remain the same, the Health Plan shall submit an attestation to this effect annually by April 1 of each Contract year to BMHC along with a copy of the latest bank statement. The Health Plan may obtain a sample Multiple Signature Verification Agreement form from the Agency or its agent or download from the BMHC website at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml.
All such agreements or other signature cards shall be approved in advance by BMHC.

58.
Attachment III, Business Associate Agreement (Rev. Aug 09), is hereby deleted in its entirety and replaced with Attachment III-A, Business Associate Agreement (Rev. Aug 13), attached hereto and made a part o the Contract. All references in this Contract to Attachment III shall hereinafter refer to Attachment III-A.

AHCA Contract No. FA971, Amendment No. 5, Page 39 of 40

Unless otherwise stated, this amendment is effective upon execution by both Parties or on September 1, 2013, whichever is later.
All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in the Contract.
This amendment, and all its attachments, are hereby made part of the Contract.
This amendment cannot be executed unless all previous amendments to this Contract have been fully executed.
IN WITNESS WHEREOF, the Parties hereto have caused this forty-seven (47) page Amendment (including all attachments) to be executed by their officials thereunto duly authorized.

WELLCARE OF FLORIDAA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA		STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION

SIGNED BY:	/s/ David McNichols	SIGNED BY:	/s/ [illegible]
NAME:	David McNichols	NAME:	Elizabeth Dudek
TITLE:	President, FL Division	TITLE:	Secretary
DATE:	September 13, 2013	DATE:	9/18/13

List of Attachments included as part of this Amendment:

Specify
Type	Number	Description
Attachment	III-A	Business Associate Agreement (Rev Aug 13) (4 Pages)

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AHCA Contract No. FA971, Amendment No. 5, Page 40 of 40

ATTACHMENT III-A
BUSINESS ASSOCIATE AGREEMENT
The parties to this Attachment agree that the following provisions constitute a business associate agreement for purposes of complying with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). This Attachment is applicable if the Vendor is a business associate within the meaning of the Privacy and Security Regulations, 45 C.F.R. 160 and 164.
The Vendor certifies and agrees as to abide by the following:

1.	Definitions. Unless specifically stated in this Attachment, the definition of the terms contained herein shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164.

1.a
Protected Health Information. For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164, limited to the information created, received, maintained or transmitted by the Vendor from, or on behalf of, the Agency.

1.b
Security Incident. For purposes of this Attachment, security incident shall means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system and includes any event resulting in computer systems, networks, or data being viewed, manipulated, damaged, destroyed or made inaccessible by an unauthorized activity.

2.
Applicability of HITECH and HIPAA Privacy Rule and Security Rule Provisions. As provided by federal law, Title XIII of the American Recovery and Reinvestment Act of 2009 (ARRA), also known as the Health Information Technology Economic and Clinical Health (HITECH) Act, requires a Business Associate (Vendor) that contracts with the Agency, a HIPAA covered entity, to comply with the provisions of the HIPAA Privacy and Security Rules (45 C.F.R. 160 and 164).

3.
Use and Disclosure of Protected Health Information. The Vendor shall comply with the provisions of 45 CFR 164.504(e)(2)(ii). The Vendor shall not use or disclose protected health information other than as permitted by this Contract or by federal and state law. The sale of protected health information or any components thereof is prohibited except as provided in 45 CFR 164.502(a)(5). The Vendor will use appropriate safeguards to prevent the use or disclosure of protected health information for any purpose not in conformity with this Contract and federal and state law. The Vendor will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic protected health information the Vendor creates, receives, maintains, or transmits on behalf of the Agency.

AHCA Contract No. FA971, Attachment III-A, Page 1 of 4
AHCA Form 2100-0017 (Rev. AUG 2013)

4.
Use and Disclosure of Information for Management. Administration, and Legal Responsibilities. The Vendor is permitted to use and disclose protected health information received from the Agency for the proper management and administration of the Vendor or to carry out the legal responsibilities of the Vendor, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Vendor obtains reasonable assurances from the person to whom the protected health information is disclosed that: (1) the protected health information will be held confidentially, (2) the protected health information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Vendor of any instance of which it is aware in which the confidentiality of the protected health information has been breached.

5.
Disclosure to Third Parties. The Vendor will not divulge, disclose, or communicate protected health information to any third party for any purpose not in conformity with this Contract without prior written approval from the Agency. The Vendor shall ensure that any agent, including a subcontractor, to whom it provides protected health information received from, or created or received by the Vendor on behalf of, the Agency agrees to the same terms, conditions, and restrictions that apply to the Vendor with respect to protected health information. The Vendor’s subcontracts shall fully comply with the requirements of 45 CFR 164.314(a)(2)(iii).

6.
Access to Information. The Vendor shall make protected health information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the protected health information in accordance with 45 C.F.R. 164.524.

7.
Amendment and Incorporation of Amendments. The Vendor shall make protected health information available for amendment and to incorporate any amendments to the protected health information in accordance with 45 C.F.R. 164.526.

8.
Accounting for Disclosures. The Vendor shall make protected health information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. 164.528. The Vendor shall document all disclosures of protected health information as needed for the Agency to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. 164.528.

9.
Access to Books and Records. The Vendor shall make its internal practices, books, and records relating to the use and disclosure of protected health information received from, or created or received by the Vendor on behalf of the Agency, available to the Secretary of the Department of Health and Human Services (“HHS”) or the Secretary’s designee for purposes of determining compliance with the HHS Privacy Regulations.

10.	Reporting. The Vendor shall make a good faith effort to identify any use or disclosure of protected health information not provided for in this Contract.

10a.
To Agency. The Vendor will report to the Agency, within ten (10) business days of discovery, any use or disclosure of protected health information not provided for in this Contract of which the Vendor is aware. The Vendor will report to the Agency, within twenty-four (24) hours of discovery, any security incident of which the Vendor is aware. A violation of this paragraph shall be a material violation of this Contract. Such notice shall include the identification of each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired, or disclosed during such breach.

AHCA Contract No. FA971, Attachment III-A, Page 2 of 4
AHCA Form 2100-0017 (Rev. AUG 2013)

10b.
To Individuals. In the case of a breach of protected health information discovered by the Vendor, the Vendor shall first notify the Agency of the pertinent details of the breach and upon prior approval of the Agency shall notify each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired, used or disclosed as a result of such breach. Such notification shall be in writing by first-class mail to the individual (or the next of kin if the individual is deceased) at the last known address of the individual or next of kin, respectively, or, if specified as a preference by the individual, by electronic mail. Where there is insufficient, or out-of-date contract information (including a phone number, email address, or any other form of appropriate communication) that precludes written (or, if specifically requested, electronic) notification to the individual, a substitute form of notice shall be provided, including, in the case that there are 10 or more individuals for which there is insufficient or out-of-date contact information, a conspicuous posting on the Web site of the covered entity involved or notice in major print of broadcast media, including major media in the geographic areas where the individuals affected by the breach likely reside. In any case deemed by the Vendor to require urgency because of possible imminent misuse of unsecured protected health information, the Vendor may also provide information to individuals by telephone or other means, as appropriate.

10c.
To Media. In the case of a breach of protected health information discovered by the Vendor where the unsecured protected health information of more than 500 persons is reasonably believed to have been, accessed, acquired, used, or disclosed, after prior approval by the Agency, the Vendor shall provide notice to prominent media outlets serving the State or relevant portion of the State involved.

10d.
To Secretary of Health and Human Services (HHS). The Vendor shall cooperate with the Agency to provide notice to the Secretary of HHS of unsecured protected health information that has been acquired or disclosed in a breach.

(i)
Vendors Who Are Covered Entities. In the event of a breach by a contractor or subcontractor of the Vendor, and the Vendor is a HIPAA covered entity, the Vendor shall be considered the covered entity for purposes of notification to the Secretary of HHS pursuant to 45 CFR 164.408. The Vendor shall be responsible for filing the notification to the Secretary of HHS and will identify itself as the covered entity in the notice. If the breach was with respect to 500 or more individuals, the Vendor shall provide a copy of the notice to the Agency, along with the Vendor’s breach risk assessment for review at least 15 business days prior to the date required by 45 C.F.R. 164.408 (b) for the Vendor to file the notice with the Secretary of HHS. If the breach was with respect to less than 500 individuals, the Vendor shall notify the Secretary of HHS within the notification timeframe imposed by 45 C.F.R. 164.408(c) and shall contemporaneously submit copies of said notifications to the Agency..

10e.
Content of Notices. All notices required under this Attachment shall include the content set forth Section 13402(f), Title XIII of the American Recovery and Reinvestment Act of 2009 and 45 C.F.R. 164.404(c), except that references therein to a “covered entity” shall be read as references to the Vendor.

10f.	Financial Responsibility. The Vendor shall be responsible for all costs related to the notices required under this Attachment.

AHCA Contract No. FA971, Attachment III-A, Page 3 of 4
AHCA Form 2100-0017 (Rev. AUG 2013)

11.	Mitigation. Vendor shall mitigate, to the extent practicable, any harmful effect that is known to the Vendor of a use or disclosure of protected health information in violation of this Attachment.

12.
Termination. Upon the Agency's discovery of a material breach of this Attachment, the Agency shall have the right to assess liquidated damages as specified elsewhere in the contact to which this Contract is an attachment, and/or to terminate this Contract.

12a.
Effect of Termination. At the termination of this Contract, the Vendor shall return all protected health information that the Vendor still maintains in any form, including any copies or hybrid or merged databases made by the Vendor; or with prior written approval of the Agency, the protected health information may be destroyed by the Vendor after its use. If the protected health information is destroyed pursuant to the Agency's prior written approval, the Vendor must provide a written confirmation of such destruction to the Agency. If return or destruction of the protected health information is determined not feasible by the Agency, the Vendor agrees to protect the protected health information and treat it as strictly confidential.

The Vendor has caused this Attachment to be signed and delivered by its duly authorized representative, as of the date set forth below.

Vendor Name:	WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA

/s/ David J. McNichols        September 13, 2013
Signature        Date

David J. McNichols, President
Name and Title of Authorized Signer

AHCA Contract No. FA971, Attachment III-A, Page 4 of 4
AHCA Form 2100-0017 (Rev. AUG 2013)